EXHIBIT 99

INVESTOR CONTACT:

Kiley F. Rawlins, CFA

(704) 849-7496

krawlins@familydollar.com

MEDIA CONTACT:

Josh Braverman

(704) 814-3447

jbraverman@familydollar.com

For Immediate Release

FAMILY DOLLAR INCREASES REGULAR QUARTERLY DIVIDEND BY 16%

MATTHEWS, NC, January 20, 2011 — Family Dollar Stores, Inc. (NYSE: FDO) announced that the Company’s Board of Directors has declared a regular quarterly cash dividend on the Company’s common stock of $0.18 per share, payable Friday, April 15, 2011, to shareholders of record at the close of business on Tuesday, March 15, 2011. The quarterly cash dividend of $0.18 per share is an increase of 16.1% from the preceding quarterly cash dividend of $0.155 per share.

“We are making a number of significant investments in our business designed to improve the shopping experience in our stores, expand our market share and deliver strong financial returns for our shareholders,” said Howard R. Levine, Chairman and Chief Executive Officer. “Increasing our dividend for the 35th consecutive year reflects our strong financial position and our confidence in the long-term growth opportunity for Family Dollar.”

About Family Dollar

Beginning with one store in 1959 in Charlotte, North Carolina, the Company currently operates more than 6,800 stores in 44 states. Family Dollar Stores, Inc., a Fortune 500 company, is based in Matthews, North Carolina, just outside of Charlotte and is a publicly held company with common stock traded on the New York Stock Exchange under the symbol FDO. For more information, please visit www.familydollar.com.

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